UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 797-9586

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement,

On May 2, 2008, the Company entered into an Amendment Agreement with Cornix Management LLC (“Cornix”) with respect to the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Cornix is a holder of Debentures. Under the Agreement, the Company and Cornix agreed to accelerate the maturity of Cornix’s Debentures to May 1, 2008 and to issue to Cornix 1,069,203 shares of common stock, par value $.001 per share (“Common Stock”) in full redemption of all of Cornix’s Debentures, including all accrued interest.

On May 2, 2008, the Company entered into an Amendment Agreement with Rockmore Investment Fund Ltd. (“Rockmore”) with respect to the Debentures. Rockmore is a holder of Debentures. Under the Agreement, the Company and Rockmore agreed to accelerate the maturity of Rockmore’s Debentures to May 1, 2008 and to issue to Rockmore 1,601,799 shares of Common Stock in full redemption of all of Rockmore’s Debentures, including all accrued interest.

On May 2, 2008, the Company entered into an Amendment Agreement with Double U Master Fund LP (“Double U”) with respect to the Debentures. Double U is a holder of Debentures. Under the Agreement, the Company and Double U agreed to accelerate the maturity of Double U’s Debentures to July 1, 2008.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 17, 2008, the Company issued 2,193,706 shares of common stock, par value $.001 per share (“Common Stock”) to seven holders of its Debentures. These shares of Common Stock were issued pursuant to the pre-redemption provisions of the Debentures. On April 17, 2008, the Company also issued 3,343,337 shares of Common Stock in full redemption of one holder’s Debentures.

On May 2, 2008, the Company issued 1,855,267 shares of Common Stock to five holders of its Debentures to true-up the April 17, 2008 pre-redemption payments previously made to them. On May 2, 2008, the Company issued 3,226,027 shares of Common Stock to true-up the full redemption of one holder’s Debentures, 1,069,203 shares of Common Stock to Cornix (as described in Item 1.01) and 1,601,799 shares of Common Stock to Rockmore (as described in Item 1.01).

On May 8, 2008, the Company issued 561,620 shares of common stock to Cornix (see Item 1.01) to true-up the May 2, 2008 full redemption payment.

On May 8, 2008, the Company issued 826,011 shares of common stock to Rockmore (see Item 1.01) to true-up the May 2, 2008 full redemption payment.

On May 8, 2008, the Company issued 300,000 shares of common stock to Samuel Occhipinti in connection with his employment by the Company as chief financial officer.

On May 8, 2008, the Company issued 250,000 shares of common stock to Peter W. DeVecchis in connection with his employment by the Company as president.

On May 8, 2008, the Company issued 299,461 restricted shares of its Common Stock to Richard Henri Kreger, 56,149 restricted shares of its Common Stock to Bruce Jordan, and 18,716 restricted shares of its Common Stock to Midtown Partners & Co., LLC in connection with services rendered to the Company in restructuring certain of the Debentures.

On May 8, 2008, the Company issued to Richard A. Fisher 125,000 restricted shares of Common Stock in payment for services provided as corporate counsel to the Company.

Item 8.01.	Other Events.

On May 7, 2008, the Court of Appeals for the Federal Circuit in Washington, DC ruled in favor of Toyota Motor Corporation and certain of its affiliates on the Company’s appeal of the decision by the International Trade Commission alleging patent infringement by Toyota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: May 8, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski
Principal Executive Officer